                                                                      EXHIBIT 21


                           SUBSIDIARIES OF THE COMPANY

Name                                State of Incorporation
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
Media Outsourcing, Inc.             Delaware
Symposium Credit Services, Inc.     Delaware
Symposium Fusion, Inc.              Delaware